UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2015

CPI CARD GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37584 (Commission File Number)	26-0344657 (I.R.S. Employer Identification No.)

10368 West Centennial Road Littleton, CO (Address of principal executive offices)	80127 (Zip Code)

(303) 973-9311
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

In connection with the completion of the initial public offering (the “Offering”) of CPI Card Group Inc. (the “Company”), the Company entered into the agreements described below, forms of which were previously described in the Company’s Registration Statement on Form S-1 originally filed with the Securities and Exchange Commission on August 7, 2015, as amended.

Registration Rights Agreement

On October 15, 2015, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with Tricor Pacific Capital Partners (Fund IV), Limited Partnership and Tricor Pacific Capital Partners (Fund IV) US, Limited Partnership (collectively, the “Tricor Funds”). Under the Registration Rights Agreement, the Tricor Funds will be entitled to request that the Company register shares of its common stock on a long-form or short-form registration statement on one or more occasions in the future, provided that the Company will not be obligated to register such shares within 90 days after the effective date of a registration statement previously filed pursuant to a request under the Registration Rights Agreement and otherwise for up to 60 days from the date of a request under the Registration Rights Agreement in certain circumstances. The Tricor Funds will also be entitled to participate in certain registered offerings that the Company may conduct in the future, subject to certain restrictions. The Company will pay the Tricor Funds’ expenses in connection with the exercise of these rights.

The registration rights described above apply to (i) shares of the Company’s common stock held by the Tricor Funds as of the closing of the Offering, (ii) any of the Company’s capital stock (or that of its subsidiaries) issued or issuable with respect to the common stock described in clause (i) with respect to any dividend, distribution, recapitalization, reorganization, or certain other corporate transactions, and (iii) any of the Company’s common stock owned or acquired following the closing of the Offering by the Tricor Funds (“Registrable Securities”). These registration rights are also for the benefit of any subsequent holder of Registrable Securities; provided that any particular securities will cease to be Registrable Securities when they have been sold in a registered public offering, sold in compliance with Rule 144 under the Securities Act of 1933, as amended, or repurchased by the Company or its subsidiaries.

The foregoing is only a summary of the material terms of the Registration Rights Agreement and does not purport to be complete, and is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated by reference herein.

Director Nomination Agreement

On October 15, 2015, the Company entered into a director nomination agreement (the “Director Nomination Agreement”) with the Tricor Funds. The Director Nomination Agreement provides the Tricor Funds the right to designate nominees for election to the Company’s board of directors for so long as the Tricor Funds collectively beneficially own 5% or more of the total number of shares of the Company’s common stock then outstanding. The number of nominees that the Tricor Funds are entitled to designate under the Director Nomination Agreement will bear the same proportion to the total number of members of the Company’s board of directors as the number of shares of common stock beneficially owned by the Tricor Funds bears to the total number of shares of common stock outstanding, rounded up to the nearest whole number. In addition, the Tricor Funds shall be entitled to designate the replacement for any of its board designees whose board service terminates prior to the end of such designee’s term regardless of the Tricor Funds’ beneficial ownership at such time. In addition, for so long as the Tricor Funds collectively beneficially own 10% or more of the total number of shares of the Company’s common stock then outstanding, the Tricor Funds shall also have the right to have their designees participate on committees of the Company’s board of directors, subject to compliance with applicable law and stock exchange rules. The Director Nomination Agreement will terminate at such time as the Tricor Funds collectively own less than 5% of the Company’s outstanding common stock.

The foregoing is only a summary of the material terms of the Director Nomination Agreement and does not purport to be complete, and is qualified in its entirety by reference to the Director Nomination Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.2 and incorporated by reference herein.

Item 8.01. Other Events

On October 15, 2015, the Company issued a press release announcing the closing of the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description
10.1

Registration Rights Agreement, dated October 15, 2015, by and among CPI Card Group Inc., Tricor Pacific Capital Partners (Fund IV), Limited Partnership and Tricor Pacific Capital Partners (Fund IV) US, Limited Partnership

10.2

Director Nomination Agreement, dated October 15, 2015, by and among CPI Card Group Inc., Tricor Pacific Capital Partners (Fund IV), Limited Partnership and Tricor Pacific Capital Partners (Fund IV) US, Limited Partnership

99.1	Press Release dated October 15, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CPI CARD GROUP INC.

Dated: October 21, 2015	By:	/s/ David Brush
	Name:	David Brush
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1

Registration Rights Agreement, dated October 15, 2015, by and among CPI Card Group Inc., Tricor Pacific Capital Partners (Fund IV), Limited Partnership and Tricor Pacific Capital Partners (Fund IV) US, Limited Partnership

10.2

Director Nomination Agreement, dated October 15, 2015, by and among CPI Card Group Inc., Tricor Pacific Capital Partners (Fund IV), Limited Partnership and Tricor Pacific Capital Partners (Fund IV) US, Limited Partnership

99.1	Press Release dated October 15, 2015